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                                                                   Exhibit 3-228
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
Microfilm Number     [o]                      Filed with the Department of State on MAY 23 1995
                ----------------------
Entry Number 2159562                       /s/ [graphic omitted]
                                           -------------------------------------------------
                                                     Secretary of the Commonwealth
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                 CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
                              DSCB:15-8512 (Rev 89)

   ln compliance with the requirements of 15 Pa.C,S, ss. 8512 (relating to certificate of amendment), the undersigned limited partnership desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1. The name of the limited Partnership is: Norristown Nursing and Rehabilitation Center Associates, L.P.

   -----------------------------------------------------------------------------

2. The date of filing of the original Certificate of Limited Partnership is:
   November 13, 1992

3. (Check, and if appropriate complete, one of the following):

   ____The amendment adopted by the limited partnership, set forth in full, is as follows:




   |xx| The amendment adopted by the limited partnership is set forth in full in Exhibit A, attached hereto and made a part hereof.

4. (Check, and if appropriate complete, one of the following):

   |xx| The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

   ____The amendment shall be effective on:
                                           -------------------------------------

5. (Check if the amendment restates the Certificate of Limited Partnership):

   |xx| The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned limited Partnership has caused this certificate to be executed this 22nd day of May, 1995.

                          Norristown Nursing and Rehabilitation Associates, L.P.
                          ------------------------------------------------------
                                         (Name of Partnership)

                          BY: /s/ [graphic omitted]
                          ------------------------------------------------------

                          TITLE:             GENERAL PARTNER
                          ------------------------------------------------------
                          GMC-LTC Management, Inc., general partner